Exhibit 23(a)




                         CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the Registration Statement (no. 33-87110, 33-98482, 333-06757 and 333-85936) on Form S-8 of The Beard Company of
our report dated April 8, 2008, relating to the balance sheets of The Beard Company and subsidiaries as of December 31, 2002 and 2001, and the related statements of operations, shareholders' equity (deficiency) and cash flows for the years ended December 31, 2002, 2001 and 2000, which report appears in the December 31, 2002, annual report on Form 10-K of The Beard Company.


                                               COLE & REED, P.C.
                                               Cole & Reed, P.C.

Oklahoma City, Oklahoma
April 8, 2003